EXHIBIT 99

                   PRESS RELEASE OF BANKFINANCIAL CORPORATION





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                                                                   BankFinancial
                                                                   -------------
                                                                     Corporation



FOR IMMEDIATE RELEASE

For Further Information
Contact:       Terry Wise, VP - Investor Relations
               BankFinancial Corporation
               630-242-7151


                            BANKFINANCIAL CORPORATION
                       ANNOUNCES FILING OF FORM 10-Q WITH
                     U.S. SECURITIES AND EXCHANGE COMMISSION

         Burr Ridge, Illinois - (August 5, 2005) BankFinancial Corporation (Nasdaq - BFIN) ("BankFinancial") announced that it has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, with the U.S. Securities and Exchange Commission (the "SEC"). For the six months ended June 30, 2005, BankFinancial reported net income of $4.5 million and for the quarter ended June 30, 2005, BankFinancial reported net income of $2.8 million. At June 30, 2005, BankFinancial had stockholders' equity of $322.2 million and 24,466,250 shares of common stock outstanding, resulting in stockholders' equity per share of $13.17. BankFinancial did not report earnings per share information because BankFinancial did not have outstanding shares of common stock until June 23, 2005.

         BankFinancial Corporation became the holding company for BankFinancial F.S.B. (the "Bank") on June 23, 2005, upon the consummation of a plan of conversion and reorganization of BankFinancial MHC, Inc., the predecessor mutual holding company for the Bank.

         The Quarterly Report on Form 10-Q is available at the SEC's Internet site, www.sec.gov. The Quarterly Report on Form 10-Q is also available on BankFinancial's Internet site, www.bankfinancial.com.



15W060 North Frontage Road, Burr Ridge, Illinois 60527